Ioanis Jorgali, Investors 629.213.6139 ioanis.jorgali@alliancebernstein.com	Carly Symington, Media 629.213.5568 carly.symington@alliancebernstein.com

AB Announces June 30, 2026 Assets Under Management
Nashville, TN, July 13, 2026 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today announced that preliminary assets under management increased to $905 billion at the end of June 2026, from $899 billion at the end of May. The increase was primarily driven by firmwide net inflows, including a large low-fee passive fixed income mandate, as markets had a largely neutral impact on AUM during the month. Net flows were positive across all three distribution channels in June, led by Retail, followed by Institutions and Private Wealth. For the quarter ended June 30, 2026, preliminary firmwide net inflows totaled $0.7 billion.

AllianceBernstein L.P. (The Operating Partnership)
Assets Under Management ($ in Billions)

	At June 30, 2026				May 31,
					2026

			Private
	Institutions	Retail	Wealth	Total	Total

Equity
Actively Managed	$49	$166	$64	$279	$284
Passive	31	44	11	86	86
Total Equity	80	210	75	365	370

Fixed Income
Taxable	121	65	21	207	209
Tax-Exempt	1	64	34	99	97
Passive	—	18	—	18	9
Total Fixed Income	122	147	55	324	315

Alternatives/Multi-Asset Solutions(1)	169	10	37	216	214
Total	$371	$367	$167	$905	$899

	At May 31, 2026

Total	$371	$362	$166	$899

(1) Includes certain multi-asset solutions and services not included in equity or fixed income services.

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Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, integration of acquired companies, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2025 or form 10-Q for the quarter ended March 31, 2026. Any or all of the forward-looking statements made in this news release, Form 10-K, Form 10-Q, other documents AB files with or furnishes to the SEC and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AB’s financial condition, results of operations and business prospects.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of June 30, 2026, including both the general partnership and limited partnership interests in AllianceBernstein, AllianceBernstein Holding owned approximately 31.3% of AllianceBernstein. Including both the general partnership and limited partnership interest in AllianceBernstein Holding and AllianceBernstein, Equitable Holdings, Inc. ("EQH"), owned an approximate 68.1% economic interest in AllianceBernstein.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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